UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2007

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                            Termination of a Material Definitive Agreement

Gabriel Technologies Corporation and Gabriel Technologies, LLC (collectively, the “Company”) entered into a Termination Agreement (“Termination Agreement”) with Keith Feilmeier (“Feilmeier”) effective as of December 31, 2007, pursuant to which the parties agreed to terminate that certain Consulting Agreement (“Consulting Agreement”) between the Company and Feilmeier dated January 10, 2007 and effective January 11, 2007. The Company determined that it was in its best interest and that of its shareholders to buy out its remaining obligations under the Consulting Agreement and terminate all business relations with Feilmeier on mutually acceptable terms.

The terms of the Consulting Agreement provided for Mr. Feilmeier to perform strategic planning, investor relations, and other services on behalf of Gabriel Technologies, LLC. The Consulting Agreement obligated the Company to pay Feilmeier: (1) an annual consulting fee; (2) a monthly bonus based upon a percentage of gross margin on sales generated by Feilmeier; and (3) a bonus based upon a percentage of the consideration received in certain transactions relating to a sale of, merger or transfer of a significant amount of the assets of Trace Technologies, LLC (“Trace”), a subsidiary of the Company. The Company was also obligated to pay the premiums for Feilmeier’s health and dental insurance coverage under COBRA for up to 18 months, and to reimburse certain business expenses. The Consulting Agreement generally prohibits Feilmeier from disclosing or using any of the Company’s proprietary information. The Consulting Agreement has been previously filed by the Company as Exhibit 10.9 of the Company’s Report on Form 10-Q for the period ended December 31, 2006. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to such Exhibit 10.9, which is incorporated by reference herein.

The Termination Agreement provides that a one-time payment of $55,000 be made to Mr. Feilmeier in satisfaction of any and all obligations of the Company under the Consulting Agreement. The Company is also required to pay Feilmeier’s monthly premiums for health and dental insurance coverage under COBRA for 120 days.  Except for the obligations of the parties under Section 3(c) (Trace Bonus) and Section 6 (nondisclosure/non-use of proprietary information) of the Consulting Agreement, which survive termination of the Consulting Agreement, the Termination Agreement severs Mr. Feilmeier’s relationship with the Company in its entirety.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: February 6, 2008	By:
/s/ Ronald Gillum Ronald E. Gillum, Jr. President and Chief Operating Officer